UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2014

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure under Item 1.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

Chapter 11 Filing

On November 10, 2014, Dendreon Corporation (the “Company”) and its wholly owned subsidiaries, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC (collectively, the “Debtor Subsidiaries,” and together with the Company, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court,” and the filings therein, the “Chapter 11 Filings”). The Chapter 11 cases are expected to be jointly administered under the caption “In re Dendreon Corporation et. al.” Case No. 14-12515.

The Debtors intend to promptly seek the necessary relief from the Bankruptcy Court to pay certain claims of employees and other claims in accordance with their existing business terms, and intend to continue operating their businesses in the ordinary course, taking into account their status as debtors in possession, as they prosecute the Chapter 11 cases.

Plan Support Agreement

On November 9, 2014, the Debtors and (i) certain holders representing approximately 47.8% and (ii) certain other holders representing approximately 35.9% (collectively, the “Supporting Noteholders”) of the outstanding principal amount of the Company’s 2.875% Convertible Senior Notes due 2016 (the “2016 Notes”) entered into two separate Plan Support Agreements (the “PSAs”). Under the terms of the PSAs, the parties have agreed to work to effectuate a restructuring of the Debtors’ obligations pursuant to a stand-alone plan of reorganization in Chapter 11 (the “Stand-Alone Plan”) under which holders of the 2016 Notes will receive new shares of common stock in the reorganized Company, subject to the outcome of the competitive process described below.

The PSAs further provide that, as an alternative to the Stand-Alone Plan, the Debtors will concurrently conduct a competitive process, pursuant to bidding procedures (the “Bidding Procedures”) to be approved by the Bankruptcy Court, seeking qualified bids for (a) a sale of all or substantially all of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code (a “363 Sale”) or (b) a recapitalization transaction effectuated through a plan of restructuring (a “Plan Sale”). As further discussed below, a qualified bid must have a value in excess of $275,000,000 and meet certain other criteria, each as specified in the Bidding Procedures.

Under the terms of the PSAs, the Supporting Noteholders and the Debtors have agreed to negotiate in good faith the terms of the proposed plan. The Debtors will use commercially reasonable efforts to complete the restructuring under the proposed plan, and the Supporting Noteholders have agreed to vote in favor of the plan of reorganization (or, in the case of a 363 Sale, the plan of liquidation) and to not object to a 363 Sale. Additionally, subject to a limited exception for market makers, the Supporting Noteholders have agreed to not transfer their claims unless the transferee also agrees to be bound by the terms of the applicable PSA. The Debtors’ obligations under the PSAs are subject to a fiduciary duty exception.

Each PSA will terminate following the occurrence of certain termination events set forth in the respective agreement (each, a “Termination Event”), subject to, in most cases, a three day cure period, unless the Termination Event is waived by the applicable parties. Termination Events include failure to meet certain milestones such as court approval of the agreement, solicitation, confirmation and consummation; changes to the plan without approval of the Supporting Noteholders party to such agreement; uncured material breach by the Supporting Noteholders party to such agreement or the Debtors, as the case may be; a Material Adverse Effect, as defined in the PSAs, with respect to the Debtors; and failure to achieve certain net revenue targets. Certain actions under the PSAs by the Supporting Noteholders party thereto, including waiver of certain Termination Events and amendments to the relevant PSA, require the consensus of two-thirds of claims held by all the Supporting Noteholders party to such PSA.

The PSAs also include certain customary representations and warranties of the parties, as well as a covenant by the Debtors to use commercially reasonable efforts to operate in the ordinary course of business, taking into account their status as debtors in possession.

The foregoing description of the PSAs is qualified in its entirety by reference to the respective agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto respectively and are incorporated herein by reference.

Qualified Bids; Stalking Horse Deadline

The Debtors have filed a motion with the Bankruptcy Court requesting that the court approve a bid deadline and set a date for an auction to implement the competitive process provided for under the PSAs. In order for a bid received during the competitive process to be considered a qualified bid, it must have a value in excess of $275,000,000 and meet certain other criteria, each as specified in the Bidding Procedures. If no qualified bids are received by the bid deadline, the Debtors will proceed to confirmation of the Stand-Alone Plan. If only one qualified bid is received, the Debtors will seek to consummate that transaction. If more than one qualified bid is received, an auction will be held to determine the successful bidder with the highest or otherwise best bid, following which the Debtors will seek to consummate that transaction.

Pursuant to the Bidding Procedures, the Debtors may select a “stalking horse bidder” for the Debtors’ assets for the purposes of establishing a minimum acceptable bid with which to begin the auction described above (the “Stalking Horse Bid”). The Debtors have filed a motion with the Bankruptcy Court requesting that the court approve a deadline for the Debtors to select a qualified bid to be a Stalking Horse Bid (the “Stalking Horse Deadline”). In the event that a Stalking Horse Bid is finalized by such deadline, the Debtors will file with the Bankruptcy Court within one day of such deadline a notice of such Stalking Horse Bid and a copy of the definitive agreement related thereto.

Cautionary Statements

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Filings will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Filings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

A plan of reorganization or liquidation will likely result in holders of the Company’s capital stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan can be confirmed notwithstanding its rejection by the Company’s equity security holders and notwithstanding the fact that such equity security holders do not receive or retain any property on account of their equity interests under the plan.

As a result of the Chapter 11 Filings, the Debtors are periodically required to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports and other financial information. Such materials will be prepared according to requirements of federal bankruptcy law. While they would accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed under the securities laws. Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Company’s securities or for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors’ filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://www.deb.uscourts.gov) or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

Additional information about this process, as well as court filings and other documents related to the reorganization proceedings, is available through the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/dendreon or 844-794-3479. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

A copy of the press release, dated November 10, 2014, announcing the Chapter 11 Filings is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure under Item 1.03 of this Current Report is incorporated herein by reference.

The Chapter 11 Filings constituted an event of default under the First Supplemental Indenture, dated as of January 20, 2011, to the Base Indenture, dated as of March 16, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly the Bank of New York Trust Company, N.A.), as trustee, governing the 2016 Notes.

Under the terms of the 2016 Notes, upon the Chapter 11 Filings, the outstanding principal of $620,000,000 plus accrued and unpaid interest to date of $5,600,000 became immediately due and payable. Interest on the amount payable shall continue to accrue until paid.

Under the Bankruptcy Code, the acceleration provisions applicable to the debt obligations described above are generally unenforceable, and any remedies that may exist related to the events of default described above are stayed, under section 362 of the Bankruptcy Code.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2014, Gregory R. Cox, Interim Chief Financial Officer and Treasurer of the Company, entered into a Key Employee Retention Incentive Agreement (the “Retention Agreement”) and an Annual Bonus Program Agreement (the “Bonus Agreement”) with the Company.

Pursuant to the Retention Agreement, Mr. Cox will be paid a retention bonus in an amount equal to $135,000. Mr. Cox has agreed to repay to the Company the after-tax amount of the retention bonus in the event his employment with the Company terminates for any reason (other than by the Company without cause or due to his death or disability) prior to the consummation of a sale or merger of the Company, a sale of all or substantially all of the Company’s assets or a debt exchange, recapitalization, refinancing or restructuring of substantially all of the Company’s outstanding indebtedness (the “Emergence Date”).

Pursuant to the Bonus Agreement, Mr. Cox will be paid $67,500 which is 30% of his target bonus pursuant to the Company’s 2014 Annual Bonus Program (the “Bonus”). The remainder of Mr. Cox’s annual bonus under the 2014 Annual Bonus Program will be paid following the close of the 2014 fiscal year in the ordinary course of business consistent with past practice and terms of the 2014 Annual Bonus Program, based on actual performance of the Company and Mr. Cox’s continued employment, less the Bonus prepayment. Mr. Cox has agreed to repay the Company the after-tax amount of the Bonus in the event his employment with the Company terminates for any reason (other than by the Company without cause or due to his death or disability) prior to the earlier of (i) the Emergence Date or (ii) February 28, 2015.

The foregoing descriptions of the Retention Agreement and the Bonus Agreement with Mr. Cox are qualified in their entirety by reference to the Agreements themselves, which are filed as Exhibits 10.3 and 10.4 respectively hereto and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Between September 15, 2014 and November 6, 2014, the Company and certain holders (the “Restricted Holders”) of the 2016 Notes entered into confidentiality agreements under which certain information regarding the Company was provided to the Restricted Holders in connection with their consideration of a proposed restructuring or other transaction. Under these confidentiality agreements the Company agreed to publicly disclose certain of this information. As a result, the Company is providing the information furnished as Exhibit 99.2.

The information in this item and Exhibit 99.2 is being furnished, not filed. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein. By filing this Current Report and furnishing this information, the Company makes no admission as to the materiality of any information in Item 7.01 of, or Exhibit 99.2 to, this report.

The information set forth in this Item 7.01 and the financial information furnished as Exhibit 99.2 contain forward-looking statements based on information available as of the date these projections were prepared. These forward-looking statements are subject to a significant amount of uncertainty. Factors both within and outside the control of the Company will affect the accuracy of this forward-looking information including the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission. Furthermore, the information is a high-level summary only and is subject to assumptions, qualifications and performance criteria not otherwise described in the information presented.

The financial information furnished as Exhibit 99.2, in addition to containing results that are determined in accordance with U.S. GAAP, contains certain forward looking non-GAAP financial measures, including EBITDA, capital expenditures and unlevered free cash flow. EBITDA is defined as net earnings (loss) before (a) interest expense and taxes, (b) depreciation and amortization expenses and (c) certain items that are not indicative of core operating activities such as facility closures and adjustments, asset impairments, severance and other charges or credits related to legacy items, and costs associated with transactions. Capital expenditures are defined as expenses for an asset that is a newly purchased capital asset or an investment that improves the useful life of an existing capital asset. Unlevered free cash flow is defined as cash flow before interest payments are taken into account. The Company has not provided a reconciliation of the forward-looking non-GAAP financial measures included in Exhibit 99.2 to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary to forecast and quantify the exact amount of the items excluded from the non-GAAP financial measures that will be included in the comparable GAAP financial measures is available to the Company without unreasonable efforts.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Plan Support Agreement, dated as of November 9, 2014, by and among the Company and its subsidiaries signatory thereto and the holders of the Company’s 2016 Notes signatory thereto

10.2	Plan Support Agreement, dated as of November 9, 2014, by and among the Company and its subsidiaries signatory thereto and certain funds managed by Deerfield Management Company, L.P. signatory thereto

10.3	Key Employee Retention Incentive Agreement, dated as of November 4, 2014, by and between the Company and Greg Cox

10.4	Annual Bonus Program Agreement, dated as of November 4, 2014, by and between the Company and Greg Cox

99.1	Press Release, dated November 10, 2014.

99.2	Certain Information Provided to Restricted Holders

Warning Concerning Forward Looking Statements

Certain information in this Current Report and the exhibits hereto may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report and the exhibits hereto that are not statements of historical fact, including statements regarding the potential of the proposed stand-alone restructuring, asset sale or plan sale, the expectation that the Chapter 11 filings will enable the Company to sell its assets or itself in an orderly manner and maximize value for the Company’s stakeholders, the necessity of Court approvals to conduct and complete the proposed stand-alone restructuring, asset sale or plan sale, the ability of the Company to continue to deliver PROVENGE without interruption, the ability of the Company to continue operating in the ordinary course during the bankruptcy and sale process, the expectation that the Company will not need to raise any incremental financing to effectuate its restructuring process and other statements regarding the Company’s strategy, future operations, future financial positions, future performance, commercialization of PROVENGE, prospects, and plans and objectives of management should be considered forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are often used to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 filings on the Company’s liquidity or results of operations, changes in the Company’s ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to the Company’s operations, the outcome or timing of the Chapter 11 process and the proposed stand-alone restructuring, asset sale or plan sale (including the occurrence or likelihood of qualified bids or an auction), the effect of the Chapter 11 filings or proposed stand-alone restructuring, asset sale or plan sale on the Company’s relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed stand-alone restructuring, asset sale or plan sale, Court approval or other conditions or termination events in connection with the proposed stand-alone restructuring, asset sale or plan sale, and the timing or amount of any distributions to the Company’s stakeholders. For a discussion of some of the additional risks and important factors that Dendreon believes could cause actual results or events to differ from the forward-looking statements that it makes, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report or the exhibits hereto. Any forward-looking statements speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: November 10, 2014	By:	/s/ Robert L. Crotty
	Name:	Robert L. Crotty
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Plan Support Agreement, dated as of November 9, 2014, by and among the Company and its subsidiaries signatory thereto and the holders of the Company’s 2016 Notes signatory thereto

10.2	Plan Support Agreement, dated as of November 9, 2014, by and among the Company and its subsidiaries signatory thereto and certain funds managed by Deerfield Management Company, L.P. signatory thereto

10.3	Key Employee Retention Incentive Agreement, dated as of November 4, 2014, by and between the Company and Greg Cox

10.4	Annual Bonus Program Agreement, dated as of November 4, 2014, by and between the Company and Greg Cox

99.1	Press Release, dated November 10, 2014.

99.2	Certain Information Provided to Restricted Holders